UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2020

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement

At the Market Offerings

On December 10, 2020, Heat Biologics, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to that certain Amended and Restated At Market Issuance Sales Agreement, dated August 24, 2020 (the “Sales Agreement”), by and among the Company, B. Riley Securities, Inc. (“B. Riley”) and Cantor Fitzgerald & Co. (“Cantor”) pursuant to which  the Company may offer and sell, from time to time, at its option, shares of the Company’s common stock, par value $0.0002 per share, through B. Riley and Cantor, as sales agents (the “Sales Agents”) in an “at the market” offering (the “ATM Offering”). The Amendment will be effective at the time that the Company’s shelf Registration Statement on Form S-3, initially filed on December 10, 2020 (the “New Registration Statement”), is declared effective by the Securities and Exchange Commission (the “Commission”).

The original Amended and Restated Sales Agreement provided for the issuance and sale of shares of common stock in the ATM Offering pursuant to the Company’s prior shelf Registration Statement on Form S-3 (File No. 333-237808)(the “Prior Registration Statement”), which included a base prospectus, a sales agreement prospectus included in the Prior Registration Statement at the time that it was initially declared effective by the Commission and prospectus supplements dated July 27, 2020 and August 24, 2020 (the “Prior Prospectuses”), providing for the sale of up to $150 million of shares of common stock in the ATM. As of December 9, 2020, the Company issued and sold an aggregate of 75,466,257 shares of common stock for aggregate gross proceeds of approximately $103,846,426 pursuant to the Sales Agreement under the Prior Registration Statement and the Prior Prospectuses.

The Sales Agreement provides for the issuance and sale of shares of common stock in the ATM Offering pursuant to the New Registration Statement. The issuance and sale of shares of common stock in the ATM Offering will be made under the New Registration Statement, once it is declared effective, pursuant to a prospectus, which consists of a base prospectus and a prospectus (the “ATM Prospectus”), each of which has been filed with the New Registration Statement. The ATM Prospectus provides for the sale of up to $150 million of shares of common stock in the ATM Offering under the New Registration Statement.

Under the terms of the Sales Agreement, in no event will the Company issue or sell through the Sales Agent such number or dollar amount of shares of common stock that would (i) exceed the number or dollar amount of shares of common stock registered and available on the Registration Statement, (ii) exceed the number of authorized but unissued shares of common stock, (iii) exceed the number or dollar amount of shares of common stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (iv) exceed the number or dollar amount of common stock for which the Company has filed a prospectus supplement to the Registration Statement.

Under the terms of the Sales Agreement, the Company may sell shares of its common stock through the Sales Agents by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agents will use their commercially reasonable efforts consistent with their respective normal trading and sales practices and applicable state and federal laws, rules and regulations to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company is not obligated to make any sales of common stock under the Sales Agreement and the Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement. The Company will pay a commission rate of up to 3.0% of the gross sales price per share sold and agreed to reimburse the Sales Agents for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000 and have agreed to reimburse Sales Agents an amount not to exceed $2,500 per quarter during the term of the sales agreement for legal fees to be incurred by the Sales Agents. The Company has also agreed pursuant to the Sales Agreement to provide the Sales Agents with customary indemnification and contribution rights.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The description of the Sales Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement and the Amendment, copies of which are filed herewith as Exhibits 1.1. and 1.2, and are incorporated herein by reference.

The representations, warranties and covenants contained in the Sales Agreement were made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Sales Agreement and the Amendment and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Sales Agreement, which subsequent information may or may not be fully reflected in public disclosures.

License Agreement Amendments

On December 7, 2020, the Company entered into separate amendments to its existing four (4) license agreements with the University of Miami to extend to December 31, 2025, the date by which the University of Miami may terminate the license agreements if by such date the Company will not have introduced a licensed product into the commercial marketplace in one of the three major markets (European Union, Japan and the United States) or will not have made best efforts to achieve the same.

The four (4) license agreements so amended are: (i) License Agreement (UMI-176) between the University of Miami and Heat Biologics, Inc. effective December 12, 2010, (ii) License Agreement (UMSS-114 (previously UM 97-14)) between the University of Miami and Heat Biologics, Inc. effective July 11, 2008, (iii) License Agreement (D-107) between the University of Miami and Heat I, Inc. effective February 18, 2011, and (iv) License Agreement (UMSS-114A) between the University of Miami and Heat I, Inc. effective February 18, 2011.

The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full texts of the amendments to the license agreements that are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K.

Item 3.03.  Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws.

At the Special Meeting of Stockholders of the Company held on February 27, 2020, the stockholders of the Company approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to implement a reverse stock split of the Company’s common stock with the ratio to be determined by the Board of Directors (the “Board”) of the Company, within a range of one (1) share of common stock for every two (2) to fifty (50) shares of common stock. Subsequently, the Board determined to fix the ratio for the reverse stock split at 1-for-7. Thereafter, on December 10, 2020, the Company filed a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, to implement the 1-for-7 reverse split of its common stock (the “Reverse Stock Split”). The Reverse Stock Split will be effective as of 12:01 a.m. (Eastern Time) on December 11, 2020 (the “Effective Time”), and the Company’s common stock will begin trading on The Nasdaq Capital Market on a post-split basis on December 11, 2020.

The reverse stock split is intended to increase the market price per share to help ensure a share price high enough to satisfy the $1.00 minimum bid price requirement by Nasdaq. However, there is no assurance that the reverse stock split will have the desired effect of sufficiently increasing the bid price of the Company’s common stock for the required period.

As a result of the Reverse Stock Split, every seven (7) shares of the Company’s issued and outstanding common stock prior to the Effective Time will be converted into one (1) share of common stock, reducing the number of issued and outstanding shares of the Company’s common stock from approximately 159.8 million to approximately 22.8 million. The Company’s transfer agent, Continental Stock Transfer & Trust Company (“Continental), will serve as exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the process for exchanging shares.

Because the Certificate of Amendment did not reduce the number of authorized shares of the Company’s common stock, the effect of the Certificate of Amendment and the Reverse Stock Split is to increase the number of shares of common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by seven (7), will, in lieu of a fractional share, be entitled, upon surrender to the exchange agent of certificate(s) representing their pre-split shares or upon conversion of their shares held in book-entry, to a cash payment equal to the number of shares of the common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the common stock as reported on the Nasdaq for the ten (10) days preceding the Effective Time.

Continental will be issuing all of the post-split shares (except for restricted shares) through their paperless Direct Registration System (“DRS”), also known as “book-entry form,” unless otherwise requested by the stockholder. Continental will hold the shares in an account set up for the stockholder. Stockholders who wish to hold paper certificates may obtain such certificates upon request to Continental. All book-entry or other electronic positions representing issued and outstanding shares of the Company’s common stock will be automatically adjusted. Those stockholders holding common stock in “street name” will receive instructions from their brokers.

In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding stock options and warrants to purchase shares of common stock, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans will be reduced proportionately.

After the Reverse Stock Split, the trading symbol for the Company’s common stock will continue to be “HTBX.”  The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 42237K409.

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1, as filed with the Secretary of State of the State of Delaware on December 10, 2020 and which will be effective as of 12:01 a.m. (Eastern Time) on December 11, 2020.

Item 8.01.  Other Events.

The principal reason for the Reverse Stock Split is to increase the per share trading price of the Company’s common stock in order to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement under Nasdaq rules.  However, there can be no assurance that the Reverse Stock Split will have the desired effect of sufficiently raising the bid price of the Company’s common stock for the required period.

In addition, on December 10, 2020, the Company issued a press release relating to the Reverse Stock Split described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Exhibit Description

1.1

Amended and Restated At Market Issuance Sales Agreement, dated August 24, 2020, among Heat Biologics, Inc., B. Riley Securities, Inc. and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed with the SEC on August 24, 2020 (File No. 001-35994)

1.2

Amendment No. 1, dated December 10, 2020, to Amended and Restated At Market Issuance Sales Agreement dated August 24, 2020 among Heat Biologics, Inc., B. Riley Securities, Inc. and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit No. 1.2 to the Registration Statement on Form S-3 filed with the SEC on December 10, 2020)

3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, as amended, of Heat Biologics, Inc.

10.1	Amendment to License Agreement (UMI-176) between the University of Miami and Heat Biologics, Inc. effective December 12, 2010

10.2	Amendment to License Agreement (UMSS-114) between the University of Miami and Heat Biologics, Inc. effective July 11, 2008

10.3	Amendment to License Agreement (D-107) between the University of Miami and Heat I, Inc. effective February 18, 2011

10.4	Amendment to License Agreement (UMSS-114A) between the University of Miami and Heat I, Inc. effective February 18, 2011

99.1	Press Release issued by Heat Biologics, Inc. on December 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2020	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer